SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM 8-K


             Current Report Pursuant to Section 13 or
           15(d) of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  September 23, 1997


                       GAMETEK, INC.
(Exact name of Registrant as specified in its Charter)


    DELAWARE                 0-23168                65-0007710
(State or other      (Commission File Number)    (I.R.S. Employer
jurisdiction of                                   I.D. Number)
incorporation)


          Three Harbor Drive, Suite 110
          Sausalito, California                                    94965
          (Address of principal executive offices)    (zip code)


Registrant's telephone number, including area code:  (415) 289-0220


Item 4.  Changes in Registrant's Certifying Accountant.


          On November 7, 1997, Coopers & Lybrand, LLP ("Coopers") tendered its resignation as Registrant's independent auditors. The resignation resulted from a mutual agreement between Coopers and Registrant.

          There have been no disagreements on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, between Registrant and Coopers at any time during Registrant's last two fiscal years or any subsequent interim period. Coopers' opinion on Registrant's financial statements for fiscal 1996 was modified due to substantial uncertainty about Registrant's ability to continue as a going concern.

          On November 7, 1997, Registrant's Board of Directors approved the selection of Crisp Hughes Evans & Co., L.L.P. ("Crisp Hughes") as its new independent auditors. On November 10, 1997, Crisp Hughes accepted such appointment. Registrant has not previously consulted with Crisp
Hughes regarding any accounting matters.


Item 6.  Resignations of Registrant's Directors.


          On September 23, 1997, Laurence Kramer resigned as a director of Registrant. Such resignation was not as the result of any disagreement of any kind between Mr. Kramer and Registrant.


Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits.


          Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

          (a)  Financial statements of business acquired.

               Not applicable.


          (b)  Pro Forma Financial Information.

               Not applicable.

          (c)  Exhibits:  16. Letter of Coopers & Lybrand, LLP.

Exhibit Index

Exhibit              Description                         Page

16             Letter of Coopers & Lybrand, LLP            5


                          SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GAMETEK, INC.
                              (Registrant)



                      By: /s/ J. Thomas Reuterdahl
                          J. Thomas Reuterdahl
                          Chief Operating Officer
                               (Signature)

Dated:  November 12, 1997